Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form F-3 (Nos. 333-10232, 333-11320, 333-190509 and 333-213861) of Santander UK plc of our report dated 7 March, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS LLP

London, United Kingdom

7 March, 2018